Exhibit 10.13

TENTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This Tenth Amendment to Revolving Credit and Security Agreement (this “Amendment”) is made as of this 1st day of December, 2018, by and among TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions (“IBEX”, together with any Person joined to the Loan Agreement as a borrower, collectively the “Borrowers”), the financial institutions which are now or which hereafter become party to the Loan Agreement as lenders (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A.           On November 8, 2013, Borrowers, Lenders and PNC as a Lender and as Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.            Borrowers have requested that Agent and modify certain definitions, terms and conditions in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1               Amendments to Loan Agreement. On the Effective Date (as defined below):

(a)           New Definitions. The following defined terms shall be added to Section 1.2 of the Loan Agreement in the proper alphabetical order:

“Hedge Reserve” shall mean a reserve in the amount of any negative mark to market on Borrower’s Hedge Liabilities in excess of $125,000.

“Tenth Amendment” shall mean that certain Tenth Amendment to Revolving Credit and Security Agreement, dated as of the Tenth Amendment Date, by and among Borrowers, Lenders and Agent.

“Tenth Amendment Date” shall mean December 1, 2018.

(b)           Definitions. The following defined terms contained in Section 1.2 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Applicable Margin” shall mean:

(a)   an amount equal to one quarter of one percent (0.25%) for (i) Revolving Advances consisting of Domestic Rate Loans, and (ii) Swing Loans,

(b)   an amount equal to two and one and half of one percent (2.50%) for Revolving Advances consisting of LIBOR Rate Loans,

(c)   an amount equal to one and one half of one percent (1.50%) for Equipment Loans consisting of Domestic Rate Loans,

(d)   an amount equal to three and one quarter of one percent (3.25%) for Equipment Loans consisting of LIBOR Rate Loans,

(e)   an amount equal to two percent (2.0%) for Term Loans consisting of Domestic Rate Loans, and

(f)   an amount equal to four percent (4.0%) for Term Loans consisting of LIBOR Rate Loans;

provided, however, upon Borrowers’ maintaining a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for two consecutive fiscal quarters at any time following the fiscal quarter ending September 30, 2018 calculated for the most recently ended trailing twelve month period and evidenced by delivery of Compliance Certificates, (a) an amount equal to negative one half of one percent (-0.50%) for (i) Revolving Advances consisting of Domestic Rate Loans, and (ii) Swing Loans, (b) an amount equal to one and three-quarters of one percent (1.75%) for Revolving Advances consisting of LIBOR Rate Loans.

“Maximum Loan Amount” shall mean $64,000,000, plus any increase in accordance with Section 2.24.

“Maximum Revolving Advance Amount” shall mean $45,000,000, plus any increases in accordance with Section 2.24.

“Springing Covenant Event” shall mean, the occurrence of (i) Borrowers’ Average Undrawn Availability being less than twelve and one half of one percent (12.5%) of the Maximum Revolving Advance Amount or (ii) Borrowers’ Average Undrawn Availability being less than $5,600,000, in each case at any time.

“Springing Dominion Event” shall mean, the occurrence of Borrowers’ Undrawn Availability being less than twelve and one half of one percent (12.5%) of (x) prior to November 20, 2018, $40,000,000, (y) from November 20, 2018 until immediately prior to the Tenth Amendment Date, $45,000,000 and (z) upon the Tenth Amendment Date and thereafter, the Maximum Revolving Advance Amount, in each case at any time. For the purposes of calculating Undrawn Availability solely as it relates to the Springing Dominion Event, Undrawn Availability shall be calculated as if Maximum Revolving Advance Amount is $45,000,000 from November 20, 2018 until the Tenth Amendment Date.

“Springing Termination Event (Cash Dominion)” shall mean the occurrence of (i) Borrowers’ Undrawn Availability being equal to or greater than twelve and one half of one percent (12.5%) of the Maximum Revolving Advance Amount or (ii) Borrowers’ Undrawn Availability being equal to or greater than $5,600,000, in each case for thirty (30) consecutive days.

“Springing Termination Event (Covenants)” shall mean, the occurrence of (i) Borrowers’ Average Undrawn Availability being equal to or greater than twelve and one half of one percent (12.5%) of the Maximum Revolving Advance Amount or (ii) Borrowers’ Average Undrawn Availability being equal to or greater than $5,600,000, in each case for thirty (30) consecutive days.

(c)           Formula Amount. Section 2.1 of the Loan Agreement shall be amended by amending and restating Section 2.1(a)(iv) as follows:

(iv)       such reserves including without limitation, the Special Reserve, the Hedge Reserve, as Agent may in its Permitted Discretion deem necessary from time to time.

(d)           Term. Section 13.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

13.1      Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 1, 2020 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon sixty (60) days prior written notice to Agent upon payment in full of the Obligations. In the event the Obligations are prepaid in full (whether voluntary or involuntary, including after acceleration thereof) and this Agreement is terminated prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrowers shall concurrently pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (y) one quarter of one percent (0.25%) of the Maximum Loan Amount if the Early Termination Date occurs on or after May 2, 2018 to and including May 1, 2020, and (z) zero percent (0.00%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the date immediately following such date; provided, however, that if the Obligations are prepaid in full in connection with a refinancing provided by a division of PNC, no early termination fee shall be due upon the Early Termination Date.

Section 2               Representations, Warranties and Covenants of Borrowers

Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a)          such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the Other Documents (as described and defined in the Loan Agreement) and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)          such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby) (including without limitation, all covenants to pay fees, costs and expenses contained therein), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders (other than contingent indemnification obligations which survive termination of the Loan Agreement);

(c)          no Default or Event of Default has occurred and is continuing under the Loan Agreement or the Other Documents (as described and defined in the Loan Agreement);

(d)          such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment and the Notes (as defined below), that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment and the Notes on its behalf was similarly authorized and empowered, and that this Amendment and the Notes does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e)          this Amendment, the Notes, and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 3               Amendment Fee

In consideration of entering into this Amendment, Borrowers agree to pay to Agent, for the ratable benefit of itself and each Lender, an amendment fee in the amount of $50,000.00 (the “Amendment Fee”), which fee shall be fully earned and due and payable in full on the Tenth Amendment Effective Date and shall not be subject to rebate or proration upon termination of the Credit Agreement for any reason.

Section 4               Conditions Precedent/Effectiveness Conditions

This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”):

(a)          Agent shall have received this Amendment fully executed by the Borrowers;

(b)         Agent shall have received a second amended and restated Revolving Credit Note executed by Borrowers in favor of PNC in the principal amount of $45,000,000;

(c)          Agent shall have received an incumbency certificate for each Borrower identifying all authorized officers with specimen signatures, certified by the Secretary of such Borrower;

(d)          Agent shall have received the Amendment Fee; and

(e)          No Default or Event of Default shall have occurred and be continuing under the Loan Agreement.

Section 5               Further Assurances

Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 6               Payment of Expenses

Borrowers shall pay or reimburse Agent and Lenders for their reasonable fees of external counsel and other expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 7               Reaffirmation of Loan Agreement

Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 8               Miscellaneous

(a)           Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)           Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)           Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)           Governing Law. The terms and conditions of this Amendment shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York without regard to any conflicts of laws principles.

(e)         Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

TRG CUSTOMER SOLUTIONS, INC.

d/b/a IBEX Global Solutions

By:	/s/ Robert T. Dechant
Robert T. Dechant
Chief Executive Officer

[SIGNATURE PAGE TO TENTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION

as Lender and as Agent

By:	/s/Jacqueline MacKenzie
Jacqueline MacKenzie
Vice President

Revolving Commitment Percentage: 100%

Equipment Loan Commitment Percentage: 100%

Term Loan Commitment Percentage: 100%

Revolving Commitment Amount $45,000,000

Equipment Loan Commitment Amount: $3,000,000

Term Loan Commitment Amount: $16,000,000

[SIGNATURE PAGE TO TENTH AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT]